UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2020

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2020 (the “Closing Date”), Cable One, Inc. (the “Company”) and certain of its wholly owned subsidiaries entered into a Third Restatement Agreement (the “Third Restatement Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders party thereto, to amend and restate its existing Second Amended and Restated Credit Agreement, dated as of May 8, 2019 (as amended and restated by the Third Restatement Agreement, the “Amended and Restated Credit Agreement”).

The Third Restatement Agreement provides for (a) the upsize of the Company’s term “B-3” loan tranche in an aggregate principal amount of $300 million (the “Additional Term B-3 Loans” and, together with the loans previously established under such tranche, the “Term Loan B-3”) and the extension of the scheduled maturity date of the Term Loan B-3 from January 2026 to October 30, 2027; (b) the extension of the scheduled maturity date of the Company’s term “B-2” loan tranche (the “Term Loan B-2”) from January 2026 to October 30, 2027; (c) the extension of the scheduled maturity date of the Company’s term “A-2” loan tranche (the “Term Loan A-2”) and the Company’s revolving credit facility (the “Revolving Credit Facility) from May 2024 to October 30, 2025, and the increase of the aggregate principal amount of commitments under the Company’s Revolving Credit Facility by $150 million to $500 million; and (d) certain other amendments.

The Additional Term B-3 Loans have the same terms as, and constitute one class of term loans with, the previously established loans forming a part of the Term Loan B-3.  The Additional Term B-3 Loans are obligations of the Company and are guaranteed by the Company’s wholly owned subsidiaries that guarantee the Company’s other obligations under the Amended and Restated Credit Agreement.  The Additional Term B-3 Loans are secured, subject to certain exceptions, by substantially all of the assets of the Company and the guarantors.

The Additional Term B-3 Loans may be prepaid at any time without penalty or premium (subject to customary London Interbank Offered Rate (“LIBOR”) breakage provisions) and will bear interest, at the Company’s option, at a rate per annum determined by reference to either LIBOR or a base rate, in each case plus an applicable interest rate margin.  The applicable interest rate margin for a LIBOR-based borrowing of Additional Term B-3 Loans will be 2.00% and the applicable interest rate margin for a base rate-based borrowing of Additional Term B-3 Loans will be 1.00%. The loans forming a part of the Term Loan B-3 will amortize in equal quarterly installments equal to approximately $1.552 million (subject to customary adjustments in the event of any prepayment), with the balance due upon maturity. The final maturity of the Term Loan B-3 may be accelerated following an event of default under the Amended and Restated Credit Agreement on the terms set forth therein.

On the Closing Date, the Company used the proceeds from the Additional Term B-3 Loans, together with cash on hand, to repay all of its outstanding term “B-1” loan that was scheduled to mature in May 2024.

On the Closing Date, the principal amortization schedule of the Term Loan A-2 was reset to provide for principal amortization payments in equal quarterly installments following the Closing Date at a rate (expressed as a percentage of the outstanding principal amount on the Closing Date) of 2.5% per annum for each of the first two years, 5.0% per annum for the third year, 7.5% per annum for the fourth year and 12.5% per annum for the fifth year (in each case subject to customary adjustments in the event of any prepayment), with the balance due upon maturity.

The Amended and Restated Credit Agreement contains customary representations and warranties, customary affirmative and negative covenants and financial covenants relating to total net leverage, first lien net leverage and anti-cash hoarding.

Except as described above, the Third Restatement Agreement did not alter the principal terms of the Term Loan A-2, the Term Loan B-2, the Term Loan B-3 or the Revolving Credit Facility.

The foregoing description of the Third Restatement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Restatement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On October 26, 2020, the Company issued a press release announcing the pricing of its previously announced private offering of $650 million aggregate principal amount of its 4.00% senior notes due 2030 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The offering is expected to close on November 9, 2020, subject to customary closing conditions. The size of the offering was increased by $150 million aggregate principal amount subsequent to the initial announcement of the offering.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This current report does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from the COVID-19 pandemic on the Company and future responses. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K (the “Form 10-K”), Form 10-Q for the quarterly period ended March 31, 2020 (the “First Quarter 2020 Form 10-Q”) and Form 10-Q for the quarterly period ended June 30, 2020 (together with the First Quarter 2020 Form 10-Q, the “2020 Form 10-Qs”) as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on its business, financial condition, results of operations and cash flows;

●	rising levels of competition from historical and new entrants in its markets;

●	recent and future changes in technology;

●	its ability to continue to grow its business services products;

●	increases in programming costs and retransmission fees;

●	its ability to obtain hardware, software and operational support from vendors;

●	the effects of any acquisitions and strategic investments by the Company;

●
risks relating to the Company’s initial minority ownership position in Mega Broadband Investments Holdings LLC (“MBI”), including its ability to appoint only a minority of members of the board of managers of MBI, the fact that the managers of MBI will not owe the same fiduciary duties to the Company that directors of a corporation would owe to stockholders, and the limited category of transactions for which the Company’s consent will be needed under MBI’s operating agreement;

●
uncertainties related to the exercise of the call option or the put option in the MBI investment, including the Company’s ability to finance the purchase of the remaining membership interests in MBI on terms acceptable to the Company or at all;

●	risks that its rebranding may not produce the benefits expected;

●	damage to its reputation or brand image;

●	risks that the implementation of its new enterprise resource planning system disrupts business operations;

●	adverse economic conditions;

●	the integrity and security of its network and information systems;

●	the impact of possible security breaches and other disruptions, including cyber-attacks;

●	its failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;

●	its ability to retain key employees (who the Company refers to as associates);

●	legislative or regulatory efforts to impose network neutrality and other new requirements on its data services;

●	additional regulation of its video and voice services;

●	its ability to renew cable system franchises;

●	increases in pole attachment costs;

●	changes in local governmental franchising authority and broadcast carriage regulations;

●	the potential adverse effect of its level of indebtedness on its business, financial condition or results of operations and cash flows;

●	the restrictions the terms of its indebtedness place on its business and corporate actions;

●	the possibility that interest rates will rise, causing its obligations to service its variable rate indebtedness to increase significantly;

●	its ability to incur future indebtedness;

●	fluctuations in the Company’s stock price;

●	the Company’s ability to continue to pay dividends;

●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes and the liabilities for directors; and

●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to the Form 10-K and the 2020 Form 10-Qs.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Third Restatement Agreement, dated as of October 30, 2020, among Cable One, Inc., certain of its wholly owned subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press release issued by Cable One, Inc., dated October 26, 2020.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
Name: Peter N. Witty
Title: Senior Vice President, General Counsel and Secretary

Date: October 30, 2020